Exhibit 99.1

     The projections set forth herein (the “Projections”) have been prepared by the members of management (“Management”) of aaiPharma, Inc. (with its direct and indirect subsidiaries, “aaiPharma”). The Projections reflect numerous assumptions, including various assumptions with respect to the anticipated future performance of aaiPharma after the transactions contemplated by the Projections (as applicable) are consummated, industry performance, scientific probability of success, general business and economic conditions, competition, adequate financing, the ability to make necessary product development and capital expenditures, the ability of aaiPharma to establish strength in new markets and to maintain, improve and strengthen existing markets, purchasing trends and preferences, exchange rate fluctuations, terrorist actions or acts of war, operating efficiencies, actions of regulatory agencies and governmental bodies and other matters. Many of the assumptions are beyond the control of aaiPharma and some or all of the assumptions may not materialize. In addition, unanticipated events and circumstances with regard to any of the above factors may affect the actual financial results of aaiPharma in the future.

     The Projections are based upon an analysis of the data available at the time of the Projections and are not guarantees of future performance. While Management believes that such financial information fairly reflects aaiPharma’s financial condition, Management is unable to represent or warrant that the information contained herein and attached hereto is without inaccuracies. Therefore, while Management believes that the assumptions underlying the Projections for the projected period, when considered on an overall basis, are reasonable in light of current circumstances, no assurance can be given or is given that the Projections will be realized. Actual results and developments may differ materially from the expectations expressed or implied by the Projections and aaiPharma undertakes no obligation to update the Projections.

     THEREFORE, WHILE THE PROJECTIONS ARE NECESSARILY PRESENTED WITH NUMERICAL SPECIFICITY, THE ACTUAL RESULTS ACHIEVED FOR THE PROJECTED PERIOD MAY VARY FROM THE PROJECTED RESULTS AND ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES, CONTINGENCIES, RISKS AND ASSUMPTIONS, MANY OF WHICH ARE BEYOND THE CONTROL OF AAIPHARMA. THESE VARIATIONS MAY BE MATERIAL. ACCORDINGLY, NO REPRESENTATION CAN BE MADE OR IS MADE WITH RESPECT TO THE ACCURACY OF THE PROJECTIONS OR THE ABILITY OF AAIPHARMA TO ACHIEVE THE PROJECTED RESULTS AND THE PROJECTIONS SHOULD NOT BE RELIED UPON AS A GUARANTY, REPRESENTATION, OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

     aaiPharma does not, as a matter of course, make public projections of their anticipated financial position or results of operations. Accordingly, aaiPharma does not anticipate that they will, and disclaims any obligation to, furnish updated projections in the event that actual industry performance or the general economic or business climate differs from that upon which the Projections have been based.

     The Projections were not prepared in accordance with standards for projections promulgated by the American Institute of Certified Public Accountants or with a view to compliance with published guidelines of the Commission regarding projections or forecasts. Neither aaiPharma’s independent public accountants, nor any other independent accountant, have compiled, examined or performed any procedures with respect to the Projections contained herein to determine the reasonableness thereof, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the projected financial information.

aaiPharma

Non Sale Scenario Key Assumptions

aaiPharma files for protection under Chapter 11 of the U.S. Bankruptcy Code in early May, 2005.

The Company restructures around both the Pharmaceutical and Development Services businesses.

The company’s liquidity needs are met by $210 million of Debtor-In-Possession financing (represents an incremental $30 million in liquidity over the existing senior debt of approximately $180 million).

The projections assume that the Company emerges from bankruptcy at the close of the second quarter or soon thereafter as a private company with approximately $215 million in debt, of which approximately $192 million is term debt and approximately $23 million is revolver availability (of which approximately $14 million has been drawn). There can be no assurance, however, that the Company will emerge on this schedule, nor can there be any assurance that the Company will have these amounts of available financing. Further, any delay in emergence may negatively harm the Company’s operating results, and may result in an increased debt burden upon exit. However, these projections do not reflect any such negative results or increased debt burden.

The growth in the pharmaceutical business assumes that certain internally developed new products and line extensions enter the market in 2007. The forecast assumes timely success in product development and gaining regulatory approvals for these new products and line extensions. To the extent that there are delays in the development and/or approval process, revenues and hence profitability from these new products and line extensions will likely be negatively impacted. Further, the forecast assumes certain levels of market acceptance of these new products and line extensions at levels that justify the Company’s cost of developing or acquiring products. To the extent that these new products and line extensions are not favorably received in the marketplace, revenues and profits from these products may be negatively impacted.

The pharmaceutical revenue forecast assumes that the Company maintains ownership of the pipeline products through commercialization and assumes the building of a 600 person sales force. Although not reflected in these projections, other mechanisms are available to the Company in lieu of this approach (e.g., partnering with a contract sales organization or licensing of the products), and there can be no assurance that the Company will not pursue such other mechanisms.

The forecast assumes that the major drivers of Development Services Third Party revenue during the projection period include Clinical Services (projected to be approximately 50% of Development Services revenue in 2010), Bioanalytical Operations (projected to be approximately 16% of Development Services revenue in 2010) and Analytics (projected to be approximately 25% of Development Services revenue in 2010).

These Projections do not reflect any tax consequences with regard to any transaction or restructuring activities which the Company may or may not pursue. In that regard, the Company can make no assurances as to the amount, if any, of any such tax consequences, or the effect (whether positive or negative) of such tax consequences on the operating results of the Company.

aaiPharma

Sale Scenario Key Assumptions

aaiPharma files for protection under Chapter 11 of the U.S. Bankruptcy Code in early May, 2005.

An Asset Purchase Agreement (APA) to sell the Pharmaceuticals division is entered into prior to or shortly after the Chapter 11 filing.

The company’s liquidity needs are met by $210 million of Debtor-In-Possession financing (represents an incremental $30 million in liquidity over the existing senior debt of approximately $180 million).

The Pharmaceutical sale is closed on an accelerated timeline by June 30, 2005. Delays in timeline in excess of 90 days post-Chapter 11 filing are assumed to result in a lower sale price (offset by greater pharma income in the interim).

The projections have been prepared under the assumption that the completion of the sale of the assets of the Pharmaceuticals division and the emergence of the reorganized remaining Development Services company from chapter 11 bankruptcy proceedings occur on the same date, June 30, 2005. The Company anticipates, however, that the date on which the reorganized company could emerge from bankruptcy proceedings may be at least 30 days after the completion of the asset sale, and depending upon, among other things, when the Chapter 11 case is commenced, emergence from Chapter 11 may not occur until the end of the third quarter or during the fourth quarter of 2005. The projections do not reflect any potential negative impact on the Company’s operations which may or may not result from an extended delay between the closing of the asset sale and emergence of the reorganized company from bankruptcy proceedings. The projections assume professional fees and expenses related to the bankruptcy proceedings of $1.5 - $2.5 million per month. The projections also assume that if the Company emerges on June 30, 2005, the remaining Development Services business will have approximately $46 million in debt drawn on an approximate $53 million revolver. There can be no assurances, however, that this amount of debt will be available to the Company. In addition, it is possible that any delay in emergence post asset-sale will result in an increased debt burden at year-end and may require a larger exit facility.

The forecast assumes that Accounts Receivable of approximately $11 million related to the Pharmaceutical division remains an asset of the remaining Development Services business following the asset sale and are collected in the ordinary course. There can be no assurance that this amount will actually be realized.

The forecast assumes that the remaining Development Services business contracts with a Pharma buyer to provide Support Services for currently marketed pharma products (e.g., manufacturing, Quality Assurance / Quality Control, Regulatory Consulting, Lab Support, etc.) and for ongoing development of Pipeline products. The forecast also assumes that such work will be charged at “street rates” (i.e., with full margin). There can be no assurances, however, that a Pharma buyer will agree to engage Development Services to provide such services, nor can there be any assurance, to the extent such engagement is agreed upon, that such work will be charged at “street” rates.

The forecast assumes that a certain level of royalties are paid to the remaining Development Services business with respect to certain internally developed new products and line extensions to be included in the sale to a Pharma buyer. The forecast assumes timely success in product development and gaining regulatory approvals for these new products and line extensions and assumes that these products enter the market in 2007. To the extent that there are delays in the development and/or approval process, the royalty stream could be negatively impacted. The projections do not reflect any such potential negative impact. Further, the forecast assumes certain levels of market acceptance of these new products and line extensions at levels that justify the Company’s cost of developing or acquiring products. To the extent that these new products and line extensions are not favorably received in the marketplace, the royalty stream will be negatively impacted.

It is possible that incremental revenue above projections can be realized depending on any Pharma buyer’s actions with respect to a certain pipeline product.

It is possible that incremental revenue above projections will be realized if a Pharma buyer elects to exercise its option for the development of certain other internal pipeline products.

The forecast assumes that the major drivers of Development Services Third Party revenue during the projection period include Clinical Services (projected to be approximately 50% of Development Services revenue in 2010), Bioanalytical Operations (projected to be approximately 16% of Development Services revenue in 2010) and Analytics (projected to be approximately 25% of Development Services revenue in 2010).

These Projections do not reflect any tax consequences with regard to any transaction or restructuring activities which the Company may or may not pursue. In that regard, the Company can make no assurances as to the amount, if any, of any such tax consequences, or the effect (whether positive or negative) of such tax consequences on the operating results of the Company.

aai Pharma
Bondholder Discussion Materials

($ in thousands)

Non-Sale Scenario(1)

Projected Financial Results

	2005	2006	2007
Revenue

Pharmaceutical Currently Marketed Products	$76,198	$69,492	$65,886
Development Services incl. Current Licenses	99,217	108,362	135,928
Pipeline Development / Royalties	—	—	72,197

Total	$175,415	$177,854	$274,011

Gross Profit

Pharmaceutical Currently Marketed Products	$55,196	$50,034	$47,595
Development Services incl. Current Licenses	30,235	35,352	52,502
Pipeline Development / Royalties	(9,320)	(5,258)	58,163

Total	$76,111	$80,127	$158,260

EBITDA

Pharmaceutical Currently Marketed Products	$49,068	$43,397	$41,050
Development Services incl. Current Licenses	8,301	15,113	29,812
Pipeline Development / Royalties(2)	(9,320)	(8,258)	(24,773)
Corporate	(9,411)	(7,613)	(8,016)

Total EBITDA before One-Time Costs	$38,637	$42,639	$38,073

One-Time Bankruptcy, Restructuring and Litigation Costs	(12,702)	—	—

Total EBITDA after One-Time Costs	$25,935	$42,639	$38,073

Memo: Selling and Marketing Expense in Pipeline EBITDA	$—	$3,000	$82,267

Total Year-End Net Senior Debt	$201,926	$195,362	$187,423

(1)	Reflects the company’s financial forecast assuming the pharmaceutical and pipeline operations are not sold.

(2)	Pipeline EBITDA is significantly depressed in 2007 due to investment of approximately $82.3 million in a marketing and sales organization for future years. As noted in the non-sale key assumptions page, other mechanisms are available to the company in lieu of this approach. Refer to business assumptions pages for further detail.

aai Pharma
Bondholder Discussion Materials

($ in thousands)

Sale Scenario(1)

Pro Forma Senior Debt

Projected Senior Debt as of 6/30/05	$192,335
Less: Estimated Net Proceeds from Pharmaceutical Sale(2)	(147,000)
Pro Forma Senior Debt	$45,335

Projected Financial Results

	2005	2006	2007
Revenue

Pharmaceutical Currently Marketed Products	$38,707	$—	$—
Development Services incl. Current Licenses	102,299	115,574	141,766
Pipeline Development / Royalties	10,598	3,461	5,729

Total	$151,603	$119,035	$147,495

Gross Profit

Pharmaceutical Currently Marketed Products	$27,882	$—	$—
Development Services incl. Current Licenses	32,300	39,720	55,553
Pipeline Development / Royalties	(890)	989	5,029

Total	$52,291	$40,709	$60,582

EBITDA

Pharmaceutical Currently Marketed Products	$24,769	$—	$—
Development Services incl. Current Licenses	10,985	18,682	34,064
Pipeline Development / Royalties	(890)	989	5,029
Corporate	(9,411)	(7,613)	(8,016)

Total EBITDA before One-Time Costs	$25,453	$12,058	$31,077

One-Time Bankruptcy, Restructuring and Litigation Costs	(12,702)	—	—

Total EBITDA after One-Time Costs	$12,751	$12,058	$31,077

Total Year-End Net Senior Debt	$39,735	$46,802	$26,142

(1)	Pro forma senior debt and projected financial results assume the company’s pharmaceutical and pipeline operations are sold as of June 30, 2005.

(2)	Approximate net proceeds after estimated reserves for chargebacks, transaction and emergence fees, etc.

aai Pharma
Bondholder Discussion Materials

($ in thousands)

Projected Cash Flow Summary

Non-Sale Scenario Cash Flows

	2005	2006	2007
EBITDA after One-Time Costs	$25,935	$42,639	$38,073
Less: Capital Expenditures	(3,047)	(5,867)	(9,115)
Less: Interest Payments on Senior Debt (1)	(20,219)	(19,440)	(18,659)
Less: Financing Related Payments	(16,309)	—	—
Less: Other(2)	(19,916)	(10,768)	(2,361)

Cash Flow from Operations	$(33,556)	$6,564	$7,939

Sale Scenario Cash Flows(3)

	2005	2006	2007
EBITDA after One-Time Costs	$12,751	$12,058	$31,077
Less: Capital Expenditures	(3,047)	(3,867)	(7,115)
Less: Interest Payments on Senior Debt (1)	(12,422)	(4,371)	(3,343)
Less: Financing Related Payments	(12,049)	—	—
Less: Other(2)	(26,598)	(10,886)	41

Cash Flow from Operations	$(41,365)	$7,066	$20,660

(1)	Does not reflect interest payments on existing $175 mm senior subordinated notes.

(2)	Includes changes in working capital, cash taxes, one-time receipts and disbursements and other cash payments.

(3)	Pro forma senior debt and projected financial results assume the company’s pharmaceutical and pipeline operations are sold as of June 30, 2005.